Exhibit 99.1

SCBT Financial Corporation Grows Beyond $2 Billion in Assets and Reports Strong First Quarter Earnings

     COLUMBIA, S.C.--(BUSINESS WIRE)--April 13, 2006--SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A., now exceeds $2 billion in total assets and reports a 17.6% increase in net income compared to first quarter 2005.

     First Quarter 2006 Results of Operations

     Please refer to the accompanying tables for detailed comparative data on results of operations and other financial information.
     The Company reported net income of $4,786,000, or $0.55 per diluted share, for the three months ended March 31, 2006 compared to net income of $4,070,000, or $0.50 per diluted share, for the first quarter of 2005. While net income for the comparable periods increased by over 17%, this quarter's diluted earnings per share increased by approximately 10% compared to last year's first quarter. SCBT issued approximately 564,000 shares in November 2005 in the purchase of Sun Bancshares, Inc., accounting for most of the higher number of shares in the 2006 diluted EPS computation versus that for 2005. The Company's cash earnings per share, which omits the effect of amortization expense related to intangibles that are deducted from regulatory capital, was $0.56 and $0.51 for the first quarters of 2006 and 2005, respectively.
     The Company's subsidiaries continued to perform profitably during the quarter. South Carolina Bank and Trust had net income of $4,689,000 for the first quarter, which included earnings from SunBank, the bank acquired in November 2005. In line with the Company's growth and branding strategies, SunBank was merged into South Carolina Bank and Trust during the quarter. South Carolina Bank and Trust of the Piedmont had net income of $564,000 for the first quarter.
     During the first quarter of 2006, the Company's total assets increased by 33.6% from the first quarter of 2005, to $2,034,000,000. This growth in assets was supported by an increase in average total deposits of $289,723,000, up 23.7% from 2005's first quarter deposits. Loan originations and deposit account growth during the first three months of 2006 has continued to be at good levels. Average earning assets increased by $415,668,000, or 29.7% compared to the first quarter of 2005. Average investment securities during the first quarter were $24,224,000, or 14.7% higher than the balance in last year's first quarter. Loans grew by 4.3% from the end of the previous linked quarter, while period-end deposits were 8.3% higher than three months ago.
     The Company's annualized return on average assets for the first quarter was ..99% compared to 1.10% for the first quarter of 2005. Annualized return on average equity for the quarter was 12.95%, down somewhat from 13.77% for the first quarter of 2005. The slight decline is mostly attributable to the aforementioned increased equity issued in the acquisition of Sun Bancshares, Inc. Annualized return on average tangible equity for the first quarter was 17.06%, as compared to 14.31% for the comparable period in the prior year. Total shareholders' equity at quarter end was $151,765,000, an increase of 25.6%, from the first quarter of 2005.
     Robert R. Hill, Jr., president and CEO of SCBT Financial Corporation, commented, "We are very pleased to announce strong earnings and continued strong growth during the first quarter. We are off to a good start in 2006. Crossing the $2 billion asset mark is an achievement that would not be possible without our dedicated employees and supportive customers and shareholders. Our continued profitable growth represents the commitment we have to being South Carolina's premier community bank. In the coming months, we will continue to make investments to expand in some of our newer markets and round out our presence in other markets." On April 3, the Company opened a full-service branch in the Forest Acres area of Columbia. Additionally in the greater Columbia market, a new loan production office recently opened in Lexington, and operations will begin shortly in another LPO in Irmo. In April, SCBT will open its second office in the Charleston market - - an LPO on Daniel Island. The downtown Charleston LPO, opened in February 2006, continues to build its staff and penetrate lending opportunities in that vibrant area.

     Loan and Deposit Growth

     Total loans outstanding at March 31, 2006 were $1,601,718,000 compared to $1,195,220,000 for the comparable period in 2005, an increase of 34.0%. Average total loans were up $391,957,000, or 33.3%. All loan categories experienced continued growth during the first quarter. As compared to the first quarter in 2005, commercial real estate loans (including commercial loans secured by real estate) and consumer mortgage loans increased 57.4% and 23.8% to $703,942,000 and $427,176,000, respectively.
     Total deposits outstanding at the end of the first quarter were $1,595,440,000, an increase of $349,519,000, or 28.1% compared to the first quarter in the prior year. Average total deposits during the three months increased by $289,723,000, or 23.7%. The Company continues to focus on increasing its core deposit balances to support the vibrant growth in loans and offices. On average, most of the deposit growth during the first three months of 2006 was in certificates of deposit, supplemented by increases in NOW and money market deposit balances.

     Net Interest Income and Margin

     Non-taxable equivalent net interest income (before provision for loan losses) was $18,383,000 for the first quarter of 2006, up 25.4% from $14,658,000 in the comparable period last year. This income increase is primarily attributable to the previously mentioned growth in earning assets. To support this growth, SCBT continues to actively gather deposits and borrow as needed. Competition for deposits and other factors have caused rates on interest-bearing liabilities to increase generally more than asset yields. These factors, in turn, have some impact on net interest margins as the Company's current tax-equivalent net interest margin of 4.15% decreased 16 basis points from the first quarter of 2005 and 8 basis points from the previous linked quarter.

     Non-Interest Income and Expense

     Non-interest income was $6,035,000 and $5,280,000 for the first quarters of 2006 and 2005, respectively. This increase resulted primarily from a $267,000 or 9.3% increase in service charges on deposit accounts, a $222,000 or 39.9% increase in bankcard services income, a $89,000 or 8.9% increase in secondary mortgage origination fees, and an $88,000 or 38.5% increase in mutual fund fees.
     Non-interest expense was $16,369,000 in the first quarter, up 24.5% from $13,143,000 in the comparable period of 2005. Salaries and commissions expense was $9,816,000 during the first quarter of 2006 compared to $7,732,000 for the same period in 2005. This increase resulted primarily from an increase in full time equivalent employees gained in the Sun Bancshares acquisition completed in late 2005 and from increased incentive expenses driven by increased sales volumes of certain banking products. Information services expense increased $262,000 from the comparable first quarter of 2005 as the Company continues to expand its footprint in South Carolina. Largely for the same reason, advertising and public relations expense was up $219,000, or 46.1%, from last year's first quarter. Similarly, net occupancy expense increased $219,000, or 27.5%, from the first quarter of 2005, and equipment service contracts expense increased $108,000 during the quarter.

     Asset Quality

     The Company's focus on asset quality continues to produce exemplary results. At March 31, 2006, nonperforming loans totaled $3,802,000, representing 0.24% of period-end loans. Other real estate owned at quarter-end was $321,000. The allowance for loan losses at March 31, 2006 totaled $20,797,000 and represented 1.30% of total loans. The current allowance for loan losses provides
5.47 times coverage of period-end nonperforming loans and approximately 13.71 times coverage of first quarter annualized net charge-offs. In the first quarter, net charge-offs were $374,000, or an annualized 0.10% of average loans. The provision for loan losses for the quarter was $1,146,000 compared to $723,000 in the comparable period last year and $1,447,000 in the immediately preceding quarter. However, $161,000 of the current period's provision was attributable to principal balances of overdrafts that were charged off through the allowance for loan losses. Prior to January 1, 2006, these principal balances were charged off through a non-interest expense account. The remainder of the provision reflects the strong loan growth and management's close attention to asset quality. (The loan data above do not include mortgage loans held for sale.)
     SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A. Through these subsidiaries, SCBT Financial Corporation operates 43 financial centers in 16 South Carolina counties, and has served South Carolinians for over 70 years. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Stock Market under the symbol "SCBT."
     For additional information, please visit our website at www.SCBandT.com.

     Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor's failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank's earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank's ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in "mark-to-market" portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; and (8) reputation risk that adversely effects earnings or capital arising from negative public opinion; and
(9) terrorist activities risk that results in loss of consumer confidence and economic disruptions.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                                                Three months ended
                                                     Mar. 31,
                                          ----------------------------
                                                                   %
EARNINGS SUMMARY (non tax equivalent)           2006      2005  Change
                                          ----------------------------
Interest income                           $   29,850  $ 19,770   51.0%
Interest expense                              11,467     5,112  124.3%
                                          ---------------------
Net interest income                           18,383    14,658   25.4%
Provision for loan losses (1)                  1,146       723   58.5%
Noninterest income                             6,035     5,280   14.3%
Noninterest expense                           16,369    13,143   24.5%
                                          ---------------------
Earnings before income taxes                   6,903     6,072   13.7%
Provision for income taxes                     2,117     2,002    5.7%
                                          ---------------------
Net earnings                               $   4,786  $  4,070   17.6%
                                          =====================

Basic weighted average shares (2)          8,669,974 8,053,089    7.7%
Diluted weighted average shares (2)        8,765,764 8,127,230    7.9%

Earnings per share - Basic (2)             $   0.552  $  0.505    9.3%
Earnings per share - Diluted (2)           $   0.546  $  0.501    9.0%

(a) Cash earnings per share - Basic (2)    $   0.568  $  0.511   11.2%
(a) Cash earnings per share - Diluted (2)  $   0.562  $  0.506   11.1%

 Cash dividends declared per common share  $   0.170  $  0.170    0.0%
 Dividend payout ratio                        36.09%    39.99%   -9.8%

(a) Cash basis earnings exclude the effect on earnings of amortization expense related to intangibles that are a deduction from regulatory capital.


                             AVERAGE for Quarter Ended
                ------------------------------------------------------
BALANCE SHEET    Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,
 HIGHLIGHTS        2006       2005       2005       2005       2005
                ---------- ---------- ---------- ---------- ----------
Mortgage loans
 held for sale $   14,639 $   21,183     25,626     16,893     15,199
Total loans (1) 1,569,016  1,453,790  1,336,406  1,284,640  1,177,059
Total investment
 securities       189,157    180,650    173,712    174,511    164,933
Intangible
 assets            36,105     26,413     18,426     17,198      4,562
Earning assets  1,815,479  1,691,288  1,580,224  1,523,823  1,399,811
Total assets    1,969,982  1,829,706  1,705,343  1,646,333  1,498,736
Noninterest
 bearing
 deposits         254,969    254,520    242,789    232,556    233,651
Interest bearing
 deposits       1,256,057  1,160,207  1,105,388  1,084,577    987,653
Total deposits  1,511,026  1,414,727  1,348,176  1,317,133  1,221,303
Fed funds
 purchased &
 repo             158,067    146,461    125,563    120,252    100,596
Other borrowings  140,082    121,996     99,226     77,806     51,916
Shareholders'
 equity           149,905    136,749    125,050    122,323    119,991


                                     AVERAGE for Three Months
                                               Ended
                                    ---------------------------    %
BALANCE SHEET HIGHLIGHTS             31-Mar-2006  31-Mar-2005   Change
                                    ------------- ------------ -------
Mortgage loans held for sale         $    14,639  $    15,199    -3.7%
Total loans (1)                        1,569,016    1,177,059    33.3%
Total investment securities              189,157      164,933    14.7%
Intangible assets                         36,105        4,562   691.4%
Earning assets                         1,815,479    1,399,811    29.7%
Total assets                           1,969,982    1,498,736    31.4%
Noninterest bearing deposits             254,969      233,651     9.1%
Interest bearing deposits              1,256,057      987,653    27.2%
Total deposits                         1,511,026    1,221,303    23.7%
Fed funds purchased & repo               158,067      100,596    57.1%
Other borrowings                         140,082       51,916   169.8%
Shareholders' equity                     149,905      119,991    24.9%

                                    ENDING Balance
                ------------------------------------------------------
BALANCE SHEET    Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,
 HIGHLIGHTS        2006       2005       2005       2005       2005
                ---------- ---------- ---------- ---------- ----------
Mortgage loans
 held for sale  $   24,193 $   12,961     25,104 $   22,773 $   17,704
Total loans (1)  1,601,718  1,535,901  1,372,325  1,319,844  1,195,220
Total investment
 securities        200,460    181,505    177,047    176,562    161,914
Intangible
 assets             36,045     36,181     18,756     18,453      4,543
Allowance for
 loan losses
 (1,4)            (20,797)   (20,025)   (17,908)   (16,875)   (15,085)
Premises and
 equipment          44,518     43,664     39,062     38,228     33,744
Total assets     2,034,193  1,925,958  1,757,390  1,689,699  1,522,122
Noninterest
 bearing
 deposits          267,834    254,099    246,895    230,689    226,912
Interest bearing
 deposits        1,327,606  1,219,190  1,118,325  1,093,571  1,019,009
Total deposits   1,595,440  1,473,289  1,365,220  1,324,260  1,245,921
Fed funds
 purchased &
 repo              139,347    150,163    159,922    140,510     96,222
Other borrowings   135,240    144,256     97,294     94,190     51,903
Total
 liabilities     1,882,428  1,777,555  1,630,107  1,565,211  1,401,297
Shareholders'
 equity            151,765    148,403    127,283    124,488    120,825

Actual # shares
 outstanding     8,672,570  8,644,883  8,072,524  8,068,729  8,058,194


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

NONPERFORMING ASSETS
 (ENDING balance)       March 31, Dec. 31, Sep. 30, June 30, March 31,
                           2006     2005     2005     2005     2005
                        --------- -------- -------- -------- ---------
Nonaccrual loans        $  3,199  $ 2,760  $  3,451  $ 3,133  $ 1,898
Other real estate owned      321      379     1,083    1,319    1,351
Accruing loans past due 90
 days or more                603    1,512       586    1,199    1,412
                        --------- -------- --------- ------- ---------
   Total nonperforming
    assets              $  4,123  $ 4,651  $  5,120   $5,651   $4,662
                        ========= ======== ========  ======= =========

Total nonperforming
 assets as a percentage
 of total loans and OREO
 (1)                        0.26%   0.30%     0.37%    0.43%    0.39%



                                       Quarter Ended
                           -------------------------------------------
ALLOWANCE FOR LOAN
 LOSSES (1)               Mar. 31, Dec. 31, Sep. 30, Jun. 30, Mar. 31,
                            2006     2005     2005     2005     2005
                          -------- -------- ------- --------- --------
Balance at beginning of
 period                   $ 20,025 $ 17,908  16,875 $ 15,085  $14,470
Loans charged off             (497)    (632)   (734)    (297)    (185)
Loan recoveries                123      136      94       74       77
                           -------- -------- ------- -----------------
    Net (charge-offs)
     recoveries               (374)    (496)   (640)    (223)    (108)
Provision for loan losses    1,146    1,447   1,673    1,064      723
ALL acquired in merger (3)       -    1,165       -      949        -
                           -------- -------- ------- -----------------
Balance at end of period    20,797   20,025  17,908   16,875   15,085
                           ======== ======== ======= =================

Allowance for loan losses
 as a percentage of total
 loans (1)                    1.30%    1.30%   1.30%    1.28%    1.26%
Allowance for loan losses
 as a percentage of
 nonperforming loans        546.99%  468.74% 443.61%  389.54%  455.70%
Net charge-offs as a
 percentage of average
 loans (annualized) (1)       0.10%    0.14%   0.19%    0.07%    0.04%
Provision for loan losses
 as a percentage of average
 total loans (annualized)
 (1)                          0.30%    0.39%   0.50%    0.33%    0.25%
                           ======== ======== ======= =================


LOAN PORTFOLIO
 (ENDING balance)(1)             Mar. 31,   % of    Mar. 31,    % of
                                  2006      Total     2005      Total
                               ----------- ------- ----------- -------
Commercial                     $  177,499   11.08% $  145,105   12.14%
Consumer                          128,077    8.00%    104,407    8.73%
Real estate:                                 0.00%               0.00%
  Commercial                      703,942   43.95%    447,256   37.42%
  Consumer                        427,176   26.67%    345,066   28.87%
Firstline                         143,480    8.96%    129,595   10.84%
Other loans                        21,553    1.35%     23,908    2.00%
                               ----------- ------- ----------- -------
Total loans (gross) (1)         1,601,727  100.00%  1,195,337  100.00%
Unearned income                        (9)      0        (117)      0
                               ----------- ------- ----------- -------
Total loans (net of unearned
 income) (1)                   $1,601,718  100.00% $1,195,220  100.00%
                               =========== ======= =========== =======

Mortgage loans held for sale   $   24,193          $   17,704


                                    Quarter Ended
                ------------------------------------------------------
                 Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,
SELECTED RATIOS    2006       2005       2005       2005       2005
                ---------- ---------- ---------- ---------- ----------

Return on
 average assets
 (annualized)        0.99%      0.89%      1.02%      1.00%      1.10%
                ========== ========== ========== ========== ==========

Return on
 average equity
 (annualized)       12.95%     11.85%     13.94%     13.46%     13.77%
                ========== ========== ========== ========== ==========

Return on
 average
 tangible equity
 (annualized)       17.06%     14.69%     16.35%     15.66%     14.31%
                ========== ========== ========== ========== ==========

Net interest
 margin (tax
 equivalent)         4.15%      4.23%      4.28%      4.32%      4.31%
                ========== ========== ========== ========== ==========

Efficiency ratio
 (tax
 equivalent)        66.49%     68.02%     65.63%     66.11%     65.19%
                ========== ========== ========== ========== ==========

End of period
 book value per
 common share      $17.50     $17.17     $15.77     $15.43     $14.99
                ========== ========== ========== ========== ==========

End of period
 tangible book
 value per
 common share      $13.34     $12.98     $13.44     $13.14     $14.43
                ========== ========== ========== ========== ==========

End of period #
 shares         8,672,570  8,644,883  8,072,524  8,068,729  8,058,194
                ========== ========== ========== ========== ==========

End of period
 Equity-to-
 Assets              7.46%      7.71%      7.24%      7.37%      7.94%
                ========== ========== ========== ========== ==========

End of period
 Tangible
 Equity-to-
 Tangible Assets     5.79%      5.94%      6.24%      6.34%      7.66%
                ========== ========== ========== ========== ==========


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                                  Three Months Ended
                 -----------------------------------------------------
                      March 31, 2006               March 31, 2005
                 -------------------------- --------------------------

YIELD ANALYSIS                         Yield                     Yield
                   Average             (NON-   Average           (NON-
                   Balance   Interest   TE)    Balance  Interest  TE)
                 ----------- -------- ------ ---------- -------- -----
Interest Earning
 Assets:
Federal funds
 sold, Reverse
 repo, & Time
 deposits        $   42,667     534  5.07%    $42,620      263   2.50%
Investment
 securities
 (taxable)          164,922   1,850  4.55%    136,137    1,365   4.07%
Investment
 securities (tax-
 exempt)             24,235     292  4.89%     28,796      328   4.62%
Mortgage loans
 held for sale       14,639     184  5.09%     15,199      207   5.53%
Loans (1)         1,569,016  26,990  6.98%  1,177,059   17,607   6.07%
                 ---------- --------       ----------- --------
 Total Interest
  Earning Assets $1,815,479  29,850  6.67% $1,399,811   19,770   5.73%

Noninterest
 Earning Assets:
Cash and due from
 banks               63,715                     51,139
Other assets        111,062                     62,464
Allowance for
 loan losses (4)    (20,274)                   (14,678)
                 -----------                -----------
  Total
   Noninterest
   Earning Assets   154,503                     98,925

                 -----------                -----------
  Total Assets   $1,969,982                 $1,498,736
                 ===========                ===========

Interest Bearing
 Liabilities:
Transaction and
 money market
 accounts        $  541,968    2,122  1.59% $  477,488    1,321  1.12%
Savings deposits     77,070      122  0.64%     75,815       52  0.28%
Certificates and
 other time
 deposits           637,019    5,921  3.77%    434,350    2,719  2.54%
Federal funds
 purchased &
 Repo.              158,067    1,483  3.80%    100,596      376  1.51%
Other borrowings    140,082    1,819  5.27%     51,916      644  5.03%
                 ----------- --------       ----------- --------
 Total Interest
  Bearing
  Liabilities     $1,554,206  11,467  2.99% $1,140,165    5,112  1.82%

Noninterest
 Bearing
 Liabilities:
  Demand deposits    254,969                    233,651
  Other liabilities   10,902                      4,929
Total Noninterest
 Bearing
 Liabilities         265,871                    238,580
Shareholders'
 Equity              149,905                    119,991
                  ----------                -----------
 Total Non-IBL and
  Shareholders'
  Equity             415,776                    358,571
                 -----------                -----------
 Total
  Liabilities and
  Shareholders'
  Equity          $1,969,982                 $1,498,736
                 ===========                ===========

                             --------                  --------
Net Interest
 Income and Margin
 (NON-TAX EQUIV.)            $18,383  4.11%             $14,658  4.25%
                             ======== -----            ======== ------
Net Interest
 Margin (TAX
 EQUIVALENT)                          4.15%                      4.31%
                                      =====                     ======

                                            Three months ended
                                                 Mar. 31,
                                           --------------------   %
NON-INTEREST INCOME & EXPENSE                  2006      2005   Change
                                           ----------- -------- ------
Noninterest income:
   Service charges on deposit accounts         $3,137   $2,870    9.3%
   Secondary market mortgage fees               1,102    1,013    8.8%
   Trust fees                                     160      157    1.9%
   Bankcard services income                       779      557   39.9%
   Other service charges, commissions, fees       857      683   25.5%
                                           ----------- --------
         Total noninterest income              $6,035   $5,280   14.3%
                                           =========== ========
Noninterest expense:
   Salaries and employee benefits              $9,816   $7,732   27.0%
   Net furniture and equipment expense          1,154      948   21.7%
   Net occupancy expense                        1,016      797   27.5%
   Amortization                                   199      111   79.3%
   Bankcard services expense                      206      144   43.1%
   Advertising and public relations               694      475   46.1%
   Information services expense                   576      314   83.4%
   Loss on sale of securities                       -        -    N.A.
   Other                                        2,708    2,622    3.3%
                                           ----------- --------
         Total noninterest expense            $16,369  $13,143   24.5%
                                           =========== ========
Notes:

(1) Loan data excludes mortgage loans held for sale.
(2) Per share data and shares outstanding for per share data calculations have been retroactively adjusted to give effect to a 5% common stock dividend paid to shareholders of record on December 20, 2004.
(3) Allowance for loan losses acquired in the purchase of Sun Bancshares, Inc. in November 2005 and New Commerce BanCorp in April 2005.
(4) Includes allowance for loan losses acquired in the purchase of Sun Bancshares, Inc. in November 2005 and New Commerce BanCorp in April 2005.


     CONTACT: SCBT Financial Corporation
              Rick Mathis, 803-765-4618